EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 12, 2010, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-166177) and related Prospectus of NuCO2 Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boca Raton, FL

November 15, 2010